EXHIBIT 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

June 22, 2012

Starwood Property Trust, Inc.
c/o Starwood Capital Group
591 West Putnam Avenue
Greenwich, CT 06830

Re:   Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Starwood Property Trust, Inc., a Maryland corporation (“Starwood”), in connection with the issuance and sale by Starwood , from time to time, to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”), of shares (the “Shares”) of Starwood’s common stock, $0.01 par value per share, having an aggregate gross sales price not to exceed $250,000,000, pursuant to an ATM Equity OfferingSM Sales Agreement, dated June 22, 2012 (the “Agreement”), among Starwood and SPT Management, LLC, a Delaware limited liability company and the manager of Starwood (in such capacity, the “Manager”), on the one hand, and the Agent, on the other hand.  The issuance and sale of the Shares are discussed in the final prospectus, dated August 23, 2010 (the “Base Prospectus”), as supplemented by the final prospectus supplement, dated June 22, 2012, relating to the Shares (the “Prospectus Supplement”).  The term “Prospectus” shall mean, collectively, the Base Prospectus and the Prospectus Supplement, in the forms filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations (the “1933 Act Regulations”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”) on June 22, 2012, including, except as otherwise specified herein, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.  The Base Prospectus was part of the shelf registration statement on Form S-3 (Reg. No. 333-169008), registering the offer and sale of certain securities of Starwood (including the Shares), filed by Starwood with the Commission pursuant to the 1933 Act and the 1933 Act Regulations.  The term “Registration Statement” shall mean the registration statement referred to in the previous sentence, at any time referred to herein, as further amended (if applicable) at such time, including, except as otherwise specified herein, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

You have requested our opinion concerning certain United States federal income tax considerations relating to Starwood, including with respect to its election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”).  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Starwood dated the day hereof (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Starwood and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Prospectus, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on your representation that the facts, statements, representations, and covenants presented in the Officers’ Certificate, Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Starwood and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to Starwood or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.  Commencing with Starwood’s initial taxable year ending on December 31, 2009, Starwood has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current organization and  proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. As noted in the Base Prospectus, Starwood’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Starwood’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.  Although the discussions set forth in the Prospectus under the headings “U.S. Federal Income Tax Considerations” and “Supplemental U.S. Federal Income Tax Considerations” do not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Shares, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Shares of Starwood, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Shares by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the headings “U.S. Federal Income Tax

Considerations” and “Supplemental U.S. Federal Income Tax Considerations,” as applied to any particular holder.

This opinion has been prepared for you in connection with the Registration Statement and Prospectus.  We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the Registration Statement and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ SIDLEY AUSTIN LLP